UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2007

POMEROY IT SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20022	31-1227808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1020 Petersburg Road, Hebron, KY 41048
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (859) 586-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pomeroy IT Solutions, Inc. (the “Company”) entered into an Employment Agreement (the “Agreement”), effective October 15, 2007 (the “Effective Date”), hiring Keith R. Coogan as the Company’s President and Chief Executive Officer and appointing him as a director of the Company.  The appointment of Mr. Coogan as a director replaces Mr. Kevin G. Gregory on the Board of Directors, who has resigned as a director effective October 15, 2007.

The Agreement with Mr. Coogan provides for an initial term commencing on the Effective Date and ending on January 5, 2011.  The Agreement will be automatically renewed for additional consecutive one year terms unless either party gives written notice of his/its intent not to renew at least 90 days prior to the expiring term.  The Agreement provides for an annual base salary of $480,000 during the initial term, subject to an annual review by the Board which may increase, but not decrease the annual base salary amount.  The Agreement also provides for the following bonuses: (1) a cash bonus of $92,500 for the period from the Effective Date through January 5, 2008; (2) quarterly targeted cash bonuses for each subsequent fiscal year; and (3) annual targeted cash bonuses for each subsequent fiscal year.  The quarterly and annual targeted bonuses for a fiscal year shall be targeted for at least $370,000, with a potential for an increased or reduced amount based on performance under the terms of the bonus plan, which is to be established by the Compensation Committee and Mr. Coogan at the end of the preceding fiscal year.  The targeted bonuses will be measured against financial criteria, and two-thirds of the targeted bonus amount shall be based on achievement of quarterly criteria and one-third allocated to annual attainment.

The Agreement provides for equity awards under the Company’s Amended and Restated 2002 Stock Incentive Plan including stock options and shares of restricted stock as follows:  (1) on the Effective Date, a stock option was granted for 240,000 shares of common stock of the Company at an exercise price of $7.90 per share, of which 75,000 shares are vested immediately, and 55,000 shares vest on each of the next three anniversaries of the Effective Date, subject to accelerated vesting in the event of a change in control (as defined in the Agreement); (2) stock options will be awarded on each annual anniversary of the Effective Date for 75,000 shares of common stock, at an exercise price equal to the fair market value as of the date of each award, of which 18,750 shares shall be vested immediately and 18,750 shares shall vest on each of the first three anniversaries of the date of grant; (3) an award on the Effective Date of 80,000 shares of restricted stock all of which vest on the third anniversary of the Effective Date, subject to accelerated vesting in the event of a change in control (as defined in the Agreement) based upon the time of occurrence of the change in control; and (4) an award of shares of restricted stock on the second anniversary of the Effective Date in an amount equal to 1,000 shares for each ten cent increase in the per share fair market value of our common stock from the Effective Date to the second anniversary of the Effective Date, provided that Mr. Coogan must be an employee of the Company on the second anniversary of the Effective Date (unless Mr. Coogan is terminated by the Company without Cause or he terminates his employment for Good Reason, as those terms are defined in the Agreement).  The Agreement also provides for certain fringe benefits including term life insurance, a housing allowance of $2,500 per month, a car allowance of $900 per month, a travel allowance of $4,500 per month, and reimbursement of legal fees and expenses in the amount of $20,000.

The Agreement provides for certain payments and benefits to Mr. Coogan in connection with a termination of his employment.  In addition, the Agreement provides for change in control benefits including the payment of his full base salary for the remainder of his term but not less than one year, payment of his targeted bonus amounts for the year in which the change in control occurs and the remainder of his term of employment under the Agreement, the vesting of certain stock options and restricted stock and, if upon the change in control he is terminated without Cause or he terminates his employment for Good Reason, then the Company is to provide certain medical, dental and vision insurance benefits.  The Agreement also provides for customary provisions relating to confidentiality of the Company’s information, non-competition with, and non-disparagement of, the Company.

Pursuant to the Employment Agreement, the Board has agreed to nominate Mr. Coogan for re-election as a director during the term of his employment.  Mr. Coogan has not been named to serve on any of the committees of the Board. There are no family relationships between Mr. Coogan and any other director or executive officer of the Company.

Mr. Coogan, age 55, most recently served as the Chief Executive Officer of Software Spectrum, a global software reseller with over two billion dollars in annual sales. He joined Software Spectrum in 1990 as Vice President of Finance, and was named Executive Vice President & Chief Operating Officer in 1996 and President in 1998.  Shortly after the sale of Software Spectrum to Level (3) Communications, Inc. (NASDAQ: LVLT) in 2002, he was promoted to Chief Executive Officer, a role he continued until the sale of Software Spectrum to Insight Enterprises, Inc. (NASDAQ:  NSIT) in September 2006.  Mr. Coogan holds a Bachelor's of Science degree in accountancy from Indiana State University, and is a Certified Public Accountant.  He also serves on the board of directors for Kronos Worldwide, Incorporated (NYSE:KRO) and Titanium Metals Corporation (NYSE:TIE).

As previously reported by the Company in its Form 8-K filed on July 13, 2007, the Company entered into a Settlement Agreement, dated July 12, 2007, with Flagg Street Capital, LLC and certain other parties pursuant to which the Company agreed to take certain actions, including, inter alia, the establishment of a special committee of the Board to conduct a search for a new president and CEO.  The Settlement Agreement also provided that the new president and CEO would be appointed to the Board in place of Mr. Kevin Gregory, Chief Financial Officer and interim President and Chief Executive Officer, unless Mr. Gregory was appointed the new president and chief executive officer in connection with the search process.

The foregoing discussion is qualified in its entirety by reference to Mr. Coogan’s Employment Agreement with the Company, which agreement is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Section 8 – Other Events

Item 8.01 Other Events.

On October 16, 2007, the Company announced that its board of directors had named Keith R. Coogan to serve as the company’s Chief Executive Officer and President and that Kenneth R. Waters had been named as non-executive Chairman of the Board of Directors.

Section 9. – Financial Statements and Exhibits

Item 9.01 Financial statements and Exhibits

(d)	Exhibits

10.1	Employment Agreement by and between Pomeroy IT Solutions, Inc. and Keith R. Coogan, effective October 15, 2007.

99.1
Press release, dated October 16, 2007 announcing the hiring of Keith R. Coogan as the company’s new Chief Executive Officer and President and the naming of Kenneth R. Waters as non-executive Chairman of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POMEROY IT SOLUTIONS, INC.

Date: October 19, 2007	By: /s/ Kevin G. Gregory

Kevin G. Gregory, Chief Financial Officer